Exhibit 99.1

Rose Rock Midstream, L.P. Reports Second Quarter 2015 Results
Increased Quarterly Distribution by 21.5% Over Prior Year
Second Quarter Adjusted EBITDA Increased 106% Over Prior Year

Tulsa, OK - August 6, 2015 - Rose Rock Midstream®, L.P. (NYSE: RRMS) today announced its financial results for the three months ended June 30, 2015.

Rose Rock Midstream's adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) was $44.7 million for the second quarter 2015, more than doubling year-over year when compared to the second quarter 2014 results of $21.7 million and up 6% over the $42.1 million of Adjusted EBITDA for the first quarter of 2015.

"Rose Rock's solid second quarter performance confirms the strength of our fee-based transportation and terminal assets," said Carlin Conner, chief executive officer of Rose Rock Midstream’s general partner. "Rose Rock is well positioned to weather this challenging time for our industry, while continuing to deliver growth in earnings, cash distributions and value for our investors."

Adjusted gross margin was $48.8 million for the second quarter 2015, up 37% from second quarter 2014 Adjusted gross margin of $35.6 million and 19% above the first quarter 2015 of $41.0 million. Adjusted gross margin and Adjusted EBITDA, which are non-GAAP measures, are reconciled to their most directly comparable GAAP measures below.

Second quarter 2015 net income attributable to Rose Rock totaled $17.1 million, compared to $11.0 million for the second quarter 2014 and $14.6 million for the first quarter 2015.

Rose Rock Midstream's distributable cash flow for the three months ended June 30, 2015 was $30.1 million. On July 23, 2015, Rose Rock Midstream announced the partnership's quarterly cash distribution of $0.650 per unit. This marks the fourteenth consecutive increase in the quarterly cash distribution to RRMS limited partner unitholders and represents a 21.5% increase year-over-year compared to second quarter 2014 distribution of $0.535 per unit and a 2.4% increase over the previous quarterly distribution of $0.635. The distribution will be paid on August 14, 2015 to all unitholders of record on August 4, 2015. Distributable cash flow, which is a non-GAAP measure, is reconciled to its most directly comparable GAAP measure below.

2015 Guidance
Rose Rock reaffirms 2015 consolidated Adjusted EBITDA guidance of between $180 and $200 million. The company is on track to deploy approximately $185 million in capital investments in 2015, with more than 90% allocated to growth projects. Rose Rock reaffirms it is targeting a distribution growth rate for 2015 of 15% to 20% on a year-over-year basis.

Earnings Conference Call
Rose Rock Midstream will host a joint conference call with SemGroup® Corporation (NYSE: SEMG) for investors tomorrow, August 7, 2015, at 11 a.m. ET. The call can be accessed live over the telephone by dialing 1.888.317.6003, or for international callers, 1.412.317.6061. The pass code for the call is 2365379. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Rose Rock Midstream's Investor Relations website at ir.rrmidstream.com. A replay of the webcast will also be available for a year following the call at ir.rrmidstream.com on the Calendar of Events-Past Events page. The second quarter 2015 earnings slide deck will be posted under Presentations.

Exhibit 99.1

About Rose Rock Midstream
Rose Rock Midstream®, L.P. (NYSE: RRMS) is a growth-oriented Delaware limited partnership formed by SemGroup® Corporation (NYSE: SEMG) to own, operate, develop and acquire a diversified portfolio of midstream energy assets. Headquartered in Tulsa, OK, Rose Rock Midstream provides crude oil gathering, transportation, storage and marketing services with the majority of its assets strategically located in or connected to the Cushing, Oklahoma crude oil marketing hub.

Rose Rock uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.rrmidstream.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
This Press Release and the accompanying schedules include the non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA and distributable cash flow, which may be used periodically by management when discussing our financial results with investors and analysts.  The accompanying schedules of this Press Release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP).  Adjusted gross margin, Adjusted EBITDA and distributable cash flow are presented as management believes they provide additional information and metrics relative to the performance of our business.

Operating income (loss) is the GAAP measure most directly comparable to Adjusted gross margin, net income (loss) and cash provided by (used in) operating activities are the GAAP measures most directly comparable to Adjusted EBITDA, and net income (loss) is the GAAP measure most directly comparable to distributable cash flow. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. These non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted gross margin, Adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Because Adjusted gross margin, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Management compensates for the limitation of Adjusted gross margin, Adjusted EBITDA and distributable cash flow as analytical tools by reviewing the comparable GAAP measures, understanding the differences between Adjusted gross margin, Adjusted EBITDA and distributable cash flow, on the one hand, and operating income (loss), net income (loss) and net cash provided by (used in) operating activities, on the other hand, and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results.

Forward-Looking Statements
Certain matters contained in this Press Release include “forward-looking statements.”
All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, including distributable cash flow, cash distributions, management's plans and objectives for future operations, capital investments, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute

Exhibit 99.1

forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, insufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to pay the minimum quarterly distribution; any sustained reduction in demand for crude oil in markets served by our midstream assets; our ability to obtain new sources of supply of crude oil; the amount of collateral required to be posted from time to time in our purchase, sale or derivative transactions; competition from other midstream energy companies; our ability to comply with the covenants contained in the instruments governing our indebtedness and to maintain certain financial ratios required by our credit facility; our ability to access credit and capital markets; our ability to renew or replace expiring storage, transportation and related contracts; the loss of or a material nonpayment or nonperformance by any of our key customers; the overall forward market for crude oil; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; weather and other natural phenomena; cyber attacks involving our information systems and related infrastructure; hazards or operating risks incidental to the gathering, transporting or storing of crude oil; our failure to comply with new or existing environmental laws or regulations; and the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
roserockir@rrmidstream.com

Media:
Kiley Roberson
918-524-8594
kroberson@rrmidstream.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30,	December 31,
	2015	2014(1)
ASSETS
Current assets	$408,520	$274,769
Property, plant and equipment, net	419,458	396,066
Equity method investments	426,058	269,635
Other noncurrent assets, net	69,802	65,793
Total assets	$1,323,838	$1,006,263

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities	$308,116	$265,682
Long-term debt	744,339	432,092
Total liabilities	1,052,455	697,774

Partners' capital	271,383	308,489
Total liabilities and partners' capital	$1,323,838	$1,006,263

(1) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline

Exhibit 99.1

Condensed Consolidated Statements of Income
(in thousands, except per unit data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014(1)	2015	2015	2014(1)
Revenues, including revenues from affiliates:
Product	$193,525	$267,087	$106,567	$300,092	$533,377
Service	29,778	25,069	28,126	57,904	51,293
Total revenues	223,303	292,156	134,693	357,996	584,670
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization	173,133	255,745	96,237	269,370	510,282
Operating	23,656	17,438	20,951	44,607	32,653
General and administrative	6,329	6,191	5,620	11,949	9,938
Depreciation and amortization	10,608	7,276	10,143	20,751	18,758
Total expenses	213,726	286,650	132,951	346,677	571,631
Earnings from equity method investments	17,683	12,291	20,864	38,547	23,371
Operating income	27,260	17,797	22,606	49,866	36,410
Other expenses:
Interest expense	10,197	2,730	8,006	18,203	5,117
Other income, net	(5)	(21)	—	(5)	(21)
Total other expenses, net	10,192	2,709	8,006	18,198	5,096
Net income	17,068	15,088	14,600	31,668	31,314
Less: net income attributable to noncontrolling interests	—	4,082	—	—	7,758
Net income attributable to Rose Rock Midstream, L.P.	$17,068	$11,006	$14,600	$31,668	$23,556
Net income allocated to general partner	$5,323	$1,067	$4,742	$10,065	$1,872
Net income allocated to common unitholders	$11,745	$7,513	$9,858	$21,603	$15,619
Net income allocated to subordinated unitholders	$—	$3,063	$—	$—	$6,860
Net loss allocated to Class A unitholders	$—	$(637)	$—	$—	$(795)
Net income (loss) per limited partner unit:
Common unit (basic)	$0.32	$0.41	$0.28	$0.60	$0.86
Common unit (diluted)	$0.32	$0.41	$0.28	$0.60	$0.85
Subordinated unit (basic and diluted)	$—	$0.37	$—	$—	$0.82
Class A unit (basic and diluted)	$—	$(0.25)	$—	$—	$(0.31)
Basic weighted average number of limited partner units outstanding:
Common units	36,790	18,336	34,804	35,803	18,243
Subordinated units	—	8,390	—	—	8,390
Class A units	—	2,596	—	—	2,548
Diluted weighted average number of limited partner units outstanding:
Common units	36,839	18,397	34,847	35,849	18,297
Subordinated units	—	8,390	—	—	8,390
Class A units	—	2,596	—	—	2,548
(1) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline

Exhibit 99.1

Non-GAAP Reconciliations

(in thousands, unaudited)	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014(1)	2015	2015	2014(1)
Reconciliation of operating income to Adjusted gross margin:
Operating income	$27,260	$17,797	$22,606	$49,866	$36,410
Add:
Operating expense	23,656	17,438	20,951	44,607	32,653
General and administrative expense	6,329	6,191	5,620	11,949	9,938
Depreciation and amortization expense	10,608	7,276	10,143	20,751	18,758
Less:
Earnings from equity method investments	17,683	12,291	20,864	38,547	23,371
Non-cash unrealized gain (loss) on derivatives, net	1,415	851	(2,531)	(1,116)	245
Adjusted gross margin	$48,755	$35,560	$40,987	$89,742	$74,143

Reconciliation of net income to Adjusted EBITDA:
Net income	$17,068	$15,088	$14,600	$31,668	$31,314
Add:
Interest expense	10,197	2,730	8,006	18,203	5,117
Depreciation and amortization expense	10,608	7,276	10,143	20,751	18,758
Cash distributions from equity method investments	25,560	14,467	26,065	51,625	28,052
Inventory valuation adjustment	48	—	1,187	1,235	—
Non-cash equity compensation	357	130	298	655	390
Loss (gain) on disposal of long-lived assets, net	(22)	(27)	152	130	(61)
Less:
Earnings from equity method investments	17,683	12,291	20,864	38,547	23,371
White Cliffs cash distributions attributable to noncontrolling interests	—	4,822	—	—	9,350
Impact from derivative instruments:
Total loss on derivatives, net	(2,202)	(1,942)	(644)	(2,846)	(2,749)
Total realized loss (gain) (cash flow) on derivatives, net	3,617	2,793	(1,887)	1,730	2,994
Non-cash unrealized gain (loss) on derivatives, net	1,415	851	(2,531)	(1,116)	245
Adjusted EBITDA	$44,718	$21,700	$42,118	$86,836	$50,604

Reconciliation of net cash provided by (used in) operating activities to Adjusted EBITDA:
Net cash provided by (used in) operating activities	$26,941	$6,931	$(7,070)	$19,871	$25,118
Less:
Changes in operating assets and liabilities, net	(386)	(14,945)	(36,508)	(36,894)	(25,558)
White Cliffs cash distributions attributable to noncontrolling interests	—	4,822	—	—	9,350
Add:
Interest expense, excluding amortization of debt issuance costs	9,515	2,470	7,479	16,994	4,597
Distributions from equity method investments in excess of equity in earnings	7,876	2,176	5,201	13,077	4,681
Adjusted EBITDA	$44,718	$21,700	$42,118	$86,836	$50,604
(1) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline

Exhibit 99.1

Non-GAAP Reconciliations (Continued)

(in thousands, unaudited)	Three Months Ended				Six Months Ended
	June 30,			March 31,	June 30,
	2015		2014(2)	2015	2015	2014(2)
Reconciliation of net income to distributable cash flow:
Net income	$17,068		$15,088	$14,600	$31,668	$31,314
Add:
Interest expense	10,197		2,730	8,006	18,203	5,117
Depreciation and amortization expense	10,608		7,276	10,143	20,751	18,758
EBITDA	37,873		25,094	32,749	70,622	55,189
Add:
Loss (gain) on disposal of long-lived assets, net	(22)		(27)	152	130	(61)
Cash distributions from equity method investments	25,560		14,467	26,065	51,625	28,052
Inventory valuation adjustment	48		—	1,187	1,235	—
Non-cash equity compensation	357		130	298	655	390
Less:
Earnings from equity method investments	17,683		12,291	20,864	38,547	23,371
White Cliffs cash distributions attributable to noncontrolling interests	—		4,822	—	—	9,350
Non-cash unrealized gain (loss) on derivatives, net	1,415		851	(2,531)	(1,116)	245
Adjusted EBITDA	$44,718		$21,700	$42,118	$86,836	$50,604
Less:
Cash interest expense	9,764		2,309	7,454	17,218	4,298
Maintenance capital expenditures	4,855		1,479	927	5,782	2,386
Distributable cash flow	$30,099		$17,912	$33,737	$63,836	$43,920

Distribution declared	$29,483	(1)	$16,718	$28,379	$57,862	$30,621

Distribution coverage ratio	1.02x		1.07x	1.19x	1.10x	1.43x

(1) The distribution declared July 23, 2015 represents $0.65 per unit, or $2.60 per unit on an annualized basis. This is a 2.4% increase over the prior quarter.
(2) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline

Exhibit 99.1

2015 Adjusted EBITDA Guidance Reconciliation

(millions, unaudited)
Mid-point
Net income	$82.0
Add: Interest expense	43.5
Add: Depreciation and amortization	43.0
EBITDA	$168.5
Non-Cash and Other Adjustments	21.5
Adjusted EBITDA	$190.0

Less:
Cash interest expense	40.0
Maintenance capital expenditures	10.0
Distributable cash flow	$140.0

Non-Cash and Other Adjustments
Earnings from equity method investment	$(82.0)
Distributions from equity method investment	102.0
Non-cash equity compensation	1.5
Non-Cash and Other Adjustments	$21.5